UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

VIRGIN AMERICA INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Virgin America Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Virgin America Inc.
Commission File No.: 001-36718

Dear Teammates,

I am writing to share the news that we have agreed to be acquired by Alaska Airlines. With complementary West Coast-based networks and similar cultures focused on customers, employees and operational efficiency, the joining of the two airlines will create a stronger, better and more competitive airline for our Teammates and guests.

Thanks to your efforts over the past eight years, Virgin America has truly changed the industry and forced other airlines to improve their product and guest experience. And along the way we won pretty much every industry award there is to win. So you may be asking: why merge now – after we only recently became a public company and are now achieving record profits and growth?

For one, the landscape of our business has changed dramatically in the past few years. We now work in an industry where just four airlines control more than 80 percent of the U.S. market – a reality that is putting increased pressure on smaller carriers, even successful ones like ours. By merging with Alaska at a time when both carriers are highly profitable, have strong balance sheets and are buoyed by a stronger economy and low oil prices, the combined airline will have a much stronger competitive position and greater opportunities for success. By joining forces with Alaska – an airline that, like us, has a strong position on the West Coast, a history of operational excellence, and an employee- and guest-focused culture – we are creating the best airline in North America and one with the size and market share necessary to compete in this consolidated environment.

While we did not seek out this merger, this combination provides much more stability and opportunity for growth for our frontline Teammates. Today’s announcement also means that our major bases of operation – including SFO and LAX – will not only remain, but grow, while also opening up substantial new opportunities across Alaska’s larger network. The new combined network should provide substantial opportunities for our frontline Teammates, and all work groups with seniority rights will be integrated into single seniority lists using a fair and equitable process outlined by federal law. All non-frontline teammates will be needed until the transaction is closed, which is a process that typically takes a number of months, and the vast majority will be needed even beyond that point. We will keep everyone updated as we learn more from Alaska.

Combining our two companies will create a more competitive airline with a lower cost structure, more long-term growth potential and significant combined revenue and network advantages. In particular, this includes combining Alaska’s network strengths in the Pacific Northwest and our own loyalty among high-value business travelers in key transcontinental markets along the West Coast. For our travelers, the merger will open up a much larger travel and rewards network, with a continued focus on award-winning customer service and an unmatched record of operational excellence. This combination allows us to maintain our promise to flyers to deliver high-quality service – while significantly expanding their flying options across a new network of over 100 destinations across North America.

Today’s announcement is the first of many steps to come before the transaction closes and we officially become one airline. Pending various legal and regulatory approvals, we expect to complete the transaction sometime in the next several months. This means that, until then, we will continue with business as usual and there will be no impact on your job. We will continue to provide our guests the award-winning service for which we are known, and we will continue to run an efficient, safe operation. The closing of the transaction will be followed by a multi-year integration process across all facets of our business. You will be hearing more from me and your Department leaders about the integration process and how it affects Teammates in the coming weeks, beginning with an upcoming All Hands meeting later today at 3:00 PM PT. We will also be scheduling another All Hands in person meeting next week, which will include Alaska’s leadership – including President and CEO Brad Tilden. You can expect a message from Brad this week as well – he and the entire Alaska team are eager to connect with our Teammates and discuss future plans for a successful integration in more detail.

Every Teammate at Virgin America – regardless of whether you’re new to the airline, or whether you’re been with us since our founding – should feel nothing but pride for all that you have accomplished. Nearly twelve years ago, we set out to build an airline from the ground up with the guest in mind – an airline that reinvented the flying experience, and that actually made air travel fun again. After close to nine years of flying, by every measure, you did exactly that.

I recognize that today’s announcement is unexpected and will lead to some uncertainty, but please know that we will provide regular updates throughout the process. You can find out more information on the acquisition and how it affects your workgroup at flyingbettertogether.com. Additionally, we encourage you to send us any questions related to today’s news to merger.questions@virginamerica.com so we can keep you up-to-date with the latest information.

Our mission has always been to create an airline that people love – and we accomplished that while changing the industry for the better. I believe that joining forces with Alaska will ensure that our mission lives on, and that the new, stronger airline will continue to provide a great place for our frontline Teammates to work and a leading customer experience for even more travelers across the country.

Thanks

David

Additional Information About the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger of Virgin America Inc. (“Virgin America”) with a wholly owned subsidiary of Alaska Air Group, Inc. (“Alaska Air Group”). Virgin America intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.

Participants in the Solicitation

Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Virgin America intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, as amended, about Alaska Air Group, Virgin America and the proposed merger. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations and services of Virgin America. Virgin America cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Virgin America stockholder approval of the proposed merger; the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the merger or the possibility of non-consummation of the merger; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated merger may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the merger to Virgin America and its management; the effect of the announcement of the merger on Virgin America’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others relating to Virgin America are described in greater detail in Virgin America’s SEC filings, including Virgin America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Virgin America with the SEC after the date thereof. Virgin America makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.